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                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and the Stockholders of Successories, Inc.

    We have audited the accompanying consolidated balance sheets of Successories, Inc. (an Illinois corporation) and subsidiaries as of January 29, 2000 and January 30, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three fiscal years in the period ended January 29, 2000. These financial statements and the schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Successories, Inc. and subsidiaries as of January 29, 2000 and January 30, 1999, and the results of its operations and its cash flows for each of the three fiscal years in the period ended January 29, 2000, in conformity with generally accepted accounting principles in the United States.

    Our audits were made for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The schedule on Page F-29 is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 24, 2000
(except with respect to the matters discussed in Note 6, as to which the date is April 6, 2000)

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